Exhibit a(1)(vii)

SHARE WITHDRAWAL LETTER

SHARE WITHDRAWAL LETTER FOR THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING CLASS A ORDINARY SHARES (INCLUDING CLASS A ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES, OR ADSs) HELD BY HOLDERS OF JUMEI INTERNATIONAL HOLDING LIMITED FOR $2.00 PER CLASS A ORDINARY SHARE AND $20.00 PER AMERICAN DEPOSITARY SHARE, WITHOUT INTEREST AND LESS APPLICABLE ADS FEES, BY JUMEI INVESTMENT HOLDING LIMITED

TO BE COMPLETED AND SUBMITTED IN DUPLICATE TO THE FINANCIAL INTERMEDIARY TO WHICH THE SHAREHOLDER HAD DELIVERED ITS SHARE LETTER OF TRANSMITTAL/ADS LETTER OF TRANSMITTAL NO LATER THAN 10:00 A.M. (NEW YORK CITY TIME) ON THE INITIAL EXPIRATION DATE

I, the undersigned,

Legal entity:

Name and legal form:
Registered office:
Country:
Validly represented by:	1. (name, surname, domicile and capacity) 2. (name, surname, domicile and capacity)

Natural person:

Surname:
Name:
Domicile:
Nationality:
Surname:
Passport number:

declare after having had the opportunity to read the Offer to Purchase, dated February 26, 2020 (the “Offer to Purchase”) published by Jumei Investment Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Purchaser”) and a wholly-owned subsidiary of Super ROI Global Holding Limited, a British Virgin Islands business company (“Parent”) relating to its offer to purchase all of Class A Ordinary Shares of Jumei International Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Jumei” or the “Company”), par value $0.00025 per share (the “Class A Ordinary Shares”) including all Class A Ordinary Shares represented by American depositary shares (the “ADSs,” each representing ten Class A Ordinary Shares), not currently owned by Parent and Purchaser that:

i.	I accept the terms and conditions to withdraw from the Offer described in the Offer to Purchase;

ii.	I hereby withdraw:

☐	my acceptance of the Offer and the tender of my Class A Ordinary Shares/ADSs indicated on my executed Share Letter of Transmittal/ADS Letter of Transmittal, a copy of which I attach to this Share Withdrawal Letter;

I am aware, agree and confirm that:

i.	in order to be valid, this Withdrawal must be submitted in duplicate in accordance with the applicable withdrawal procedure as set forth in the Offer to Purchase (Section 4), to the financial intermediary to which I had delivered my Share Letter of Transmittal/ADS Letter of Transmittal at the latest before 12:00 midnight (New York City time) on the Initial Expiration Date, or any earlier deadline set by the financial intermediary;

ii.	I am duly authorized to withdraw my acceptance of the Offer and all authorizations, formalities or procedures required to that end have been duly and successfully obtained, accepted, completed and/or carried out;

iii.	if the Class A Ordinary Shares/ADSs are co-owned by two or more holders, each of them must provide the identification information requested above and sign this same Share Withdrawal Letter; if the Class A Ordinary Shares/ADSs are subject to beneficial ownership, both the bare owner and the beneficial owner must provide the identification information requested above and sign this Share Withdrawal Letter; if the Class A Ordinary Shares/ADSs are pledged, both the pledging debtor and the creditor benefiting from such pledge must provide the identification information requested above and sign this Share Withdrawal Letter with the understanding that the creditor benefiting from the pledge will be deemed irrevocably and unconditionally to renounce and release the shares concerned from his pledge; and

iv.	I have received all information necessary to be able to take a decision on the Offer with full knowledge of the facts, and I am fully aware of the risks it entails and have inquired about the taxes I could owe in the framework of the transfer of my Class A Ordinary Shares/ADSs to Purchaser which, if need be, I shall bear in full.

Except where indicated to the contrary, the terms used in this Share Withdrawal Letter shall have the same meaning as in the Offer to Purchase.

***

Done in duplicate at (place)	on (date)	2020.

The Shareholder	Other financial intermediary

(signature)	(signature)
(name, first name)	(financial intermediary)

(signature)
(name, first name)

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